Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)1

(Form Type)

HP Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Fees Previously Paid (1)	Debt	4.750% Notes due 2028	Rule 457(o)	$900,000,000	99.841%	$898,569,000	0.0000927	$83,297.35
	Debt	5.500% Notes due 2033	Rule 457(o)	$1,100,000,000	99.725%	$1,096,975,000	0.0000927	$101,689.58
Carry Forward Securities
Carry Forward Securities	n/a	n/a	n/a	n/a		n/a			n/a	n/a	n/a	n/a
	Total Offering Amounts					$1,995,544,000		$184,986.93
	Total Fees Previously Paid							$545,500.00
	Total Fee Offsets							-
	Net Fee Due							$0

(1)
Relates to the shelf registration statement on Form S-3 (File No. 333-235474) filed by the Company for the sale of up to $5,000,000,000 of the Company’s securities, as amended by (a) the Post-Effective Amendment No. 1 thereto, pursuant to which the Company paid a registration fee of $545,500.00, and (b) the Post-Effective Amendment No. 2 thereto (as amended, the “Registration Statement”). The Registration Statement became effective on February 25, 2021. Such prior registration fee was estimated solely to calculate the registration fee in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, under the Securities Act of 1933, as amended. The Company previously filed a prospectus supplement on March 30, 2022. In connection therewith, a filing fee of $185,152.49 was utilized, and $360,347.51 remained unutilized, of which $184,986.93 is being applied to offset the registration fee for the securities offered herein.

[1]	Final Prospectus Supplement